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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 5, 2000
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                       INKINE PHARMACEUTICAL COMPANY, INC.
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                  (Exact Name of Registrant as Specified in Charter)



New York                                  0-24972               13-3754005
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(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
of Incorporation)                                            Identification No.)



1720 Walton Road, Suite 200, Blue Bell, Pennsylvania               19422
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(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code:  (610) 260-9350
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ITEM 5.  OTHER EVENTS

         On May 5, 2000, the Company completed a private offering of 2,838,871 shares of its common stock to certain investors and issued a warrant to purchase 283,887 shares of common stock priced at $5.13 per share to the Company's placement agent. After expenses, the Company will realize approximately $9.9 million of the approximately $10.8 million in proceeds from the offering. The Company is obligated to file a registration statement within 10 business days of the closing covering both the common stock and the shares issuable upon the exercise of the warrant.

ITEM 7.  EXHIBITS

         The following exhibits are filed as part of this report on Form 8-K:

         Exhibit No.       Title
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         99.1              Press Release, dated May 8, 2000.



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INKINE PHARMACEUTICAL COMPANY, INC.


                                            By: /s/ Robert F. Apple
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                                               Robert F. Apple
                                               Senior Vice President and
                                                Chief Financial Officer

Dated: May 9, 2000


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                                  EXHIBIT INDEX


         Exhibit No.       Title
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         99.1              Press Release, dated May 8, 2000.